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Exhibit 21

                   Home Health Corporation of America, Inc.

                          Subsidiaries of the Company
                              as of June 30, 1997
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                                                          State or Jurisdiction in
                  Subsidiary                                which Incorporated
                  ----------                              ------------------------

Pennsylvania Home Health Services/Philadelphia, Inc.        Pennsylvania

Pennsylvania Home Health Service/Northeast, Inc.            Pennsylvania

Pennsylvania Home Care, Inc.                                Pennsylvania

Home Care Medical Supply and Equipment, Inc.                Pennsylvania

Nutritional Home Health Services, Inc.                      Pennsylvania

All Care Health Services, Inc.                              Florida

All-Care Home Health Services, Inc.                         Delaware

Home Health Corporation of America, Inc./Ft. Pierce
     Home Health Services                                   Florida

HHCD, Inc.                                                  Delaware

HHCDME, Inc.                                                Delaware

Professional Home Health Services, Inc.                     Delaware

Home Health Corporation of America, Inc. - Tampa            Florida

Home Health Corporation of America, Inc. - Tampa
     Diagnostic Services                                    Florida

Home Health Corporation of America, Inc. - Pinellas         Florida

Home Health Corporation of America, Inc. - St. Petersburg   Florida

Home Health Corporation of America, Inc. - Tampa Nursing    Florida

Pennsylvania Home Health Services/Suburban, Inc.            Pennsylvania
Home Health Corporation of Delaware, Inc.                   Delaware

Nahatan Drug, Inc.                                          Massachusetts

HHCA, Inc. - Delaware                                       Delaware

HHCA - Service Co.                                          Pennsylvania

Home Health Corporation of America, Inc. - Eastern Shore    Maryland

Home Health Systems, Inc.                                   Delaware

HHCA Texas Holdings, Inc.                                   Delaware

HHCA Texas GP, Inc.                                         Delaware

R.S.D. Management, Inc.                                     New Hampshire

Nursing Services Homecare, Inc.                             Massachusetts

Nursing Services Homecare, Ltd.                             Massachusetts

Nursing Services Staffing of N.H., Inc.                     New Hampshire

Nursing Services, Inc.                                      Massachusetts

Limited Partnerships                                   Jurisdiction of Formation
--------------------                                   -------------------------

HHCA Texas Health Services, L.P.                            Delaware

HHCA Texas Infusion Services, L.P.                          Delaware

HHCA Texas Private Nursing Services, L.P.                   Delaware

HHCA Texas Medical Equipment, L.P.                          Delaware
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